                                  EXHIBIT 10.2

             SUPPLEMENTAL RETIREMENT PLAN FOR CERTAIN MEMBERS OF THE

               ERIE INSURANCE GROUP RETIREMENT PLAN FOR EMPLOYEES

                 (Amended and Restated as of December 31, 1995)

      The following are the provisions of the SUPPLEMENTAL RETIREMENT PLAN FOR CERTAIN MEMBERS OF THE ERIE INSURANCE GROUP RETIREMENT PLAN FOR EMPLOYEES (hereinafter referred to as the "Supplemental Plan") which was established effective as of December 31, 1986 by the ERIE INDEMNITY COMPANY (hereinafter referred to as the "Company") to provide for the payment of certain pension and pension-related benefits to certain employees of the Company and affiliated companies who are Participants under the ERIE INSURANCE GROUP RETIREMENT PLAN FOR EMPLOYEES (hereinafter referred to as the "Basic Plan"). The Company intends and desires by its adoption of the original Supplemental Plan and by its adoption of the amendments reflected herein, to recognize the value to the Company and affiliated companies of the past and present services of employees covered by the Supplemental Plan, to encourage their continued service to the Company and affiliated companies and to be able to attract and retain superior management personnel by making more adequate provision for their future retirement security than the Basic Plan provides.

      This document is intended to constitute a complete restatement of the Supplemental Plan and is effective December 31. 1995.


                SECTION 1 - INCORPORATION OF THE QUALIFIED PLAN

1.1 The Basic Plan with any amendments thereto in effect as of December 31, 1995, shall be attached hereto as Exhibit I and is hereby incorporated by reference into and shall be a part of this Supplemental Plan as fully as if set forth herein verbatim. Any amendment made to the Basic Plan shall also be incorporated by reference into, and form a part of this Supplemental Plan effective as of the effective date of such amendment. The Basic Plan, whenever referred to in this Supplemental Plan, shall mean the Basic Plan existing as of the date the relevant determination is being made under this Supplemental Plan. To the extent the provisions of the Basic Plan, as applicable to the Supplemental Plan Benefits of Participants hereunder and all persons claiming by or through such Participants, are inconsistent with the provisions of this Supplemental Plan, the provisions of this Supplemental Plan shall govern. Notwithstanding any provision of this Supplemental Plan to the contrary, in no event shall the Supplemental Plan Benefits accrued and payable hereunder be paid from the Trust Fund under the Basic Plan or have any effect whatsoever upon the Basic Plan or the payment of benefits from the Trust Fund under the Basic Plan. Words and phrases with initial capital letters which are used in the Basic Plan and in this Supplemental Plan shall have the meanings assigned to them under the provisions of the Basic Plan unless otherwise specified herein or as otherwise qualified by the context in which the term is used in this Supplemental Plan.

1.2 Without limiting the generality of Section 1.1, the following terms shall be given the meanings described in this Section 1.2:

      (a) "Actuarial Equivalent" shall mean a benefit of equivalent value to the benefit otherwise described as determined on the basis of the actuarial assumptions specified under the Basic Plan as of the date of determination.

      (b) "Administrator" shall mean the Pension Administrator named by the Board of Directors of the Company under the Basic Plan.

      (c) "Basic Plan" shall mean the Erie Insurance Group Retirement Plan for Employees, as in effect as of the date the relevant determination is being made under this Supplemental Plan.

      (d) "Executive Service" shall mean employment with an Employer as both a Covered Employee and a Senior Vice President or higher-ranking executive.

      (e) "Participant" shall mean a Covered Employee who has become a Participant in accordance with Section 3. Participant shall also include a former Covered Employee who had met the foregoing criteria as an Employee and who is, at the time of determination, receiving a benefit (or entitled to receive a benefit) payable from the Company pursuant to the terms of this Supplemental Plan.

      (f)   "Restoration Benefit" shall mean the benefit provided under Section
            42.

      (g) "Supplemental Plan" shall mean this Supplemental Retirement Plan for Certain Members of the Erie Insurance Group Retirement Plan for Employees, including any amendments hereto.

      (h) "Supplemental Plan Benefits" shall mean, to the extend applicable to any given Participant, the Restoration Benefit and the Supplemental Retirement Income Benefit.

      (i) "Supplemental Retirement Income Benefit" shall mean the benefit provided under Section 4 I.

      (j) "Years of Executive Service" shall mean each consecutive twelve-month period during which a Covered Employee has been employed in Executive Service, including leaves of absence.


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
1.3 Any terms used in this Supplemental Plan in the masculine shall be read and construed in the feminine where they would so apply, and any terms used in the singular shall be read and construed in the plural if so applicable.

                           SECTION 2 - ADMINISTRATION

2.1 The Administrator shall be charged with the administration of the Supplemental Plan. The Administrator shall have all such powers as may be necessary to discharge its duties relative to the administration of the Supplemental Plan, including by way of illustration and not limitation, discretionary authority to interpret and construe the Supplemental Plan, to determine and decide all questions of fact, and all disputes arising under the Supplemental Plan including, but not limited to, the eligibility of any employee to participate hereunder, the validity of any election as may be necessary or appropriate hereunder and the right of any Participant, surviving spouse or Beneficiary to benefits payable hereunder. The Administrator shall have all power necessary to adopt, alter and repeal such administrative rules, regulations and practices governing the operation of the Supplemental Plan as it, in its sole discretion, may from time to time deem advisable. The Administrator shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Supplemental Plan unless attributable to willful misconduct. The Administrator shall be entitled to conclusively rely upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Supplemental Plan. Any individual serving as Administrator shall not participate in any action or determination regarding solely his own benefits payable hereunder. Except as provided in Section 2.3, decisions of the Administrator made in good faith shall be final, conclusive and binding upon all parties.

2.2 Whenever the Administrator denies, in whole or in part, a claim for benefits filed by any person (hereinafter referred to as a "Claimant"), the Administrator shall transmit a written notice setting forth (i) the specific reasons for the denial of the claim, (ii) references to the specific provisions of the Supplemental Plan on which the denial is based,
      (iii) a description of any additional needed material or information and why such material or information is necessary, and (iv) further steps which the Claimant can take in order to have his claim reviewed (including a statement that the Claimant or his duly authorized representative may review the Supplemental Plan document and submit issues and comments regarding the claim to the Administrator). In addition, the written notice shall contain the date on which the notice was sent and a statement advising the Claimant that within ninety (90) days of the date on which such notice is received, he may request a review of the Administrator's decision.

2.3 Within ninety (90) days of the date on which the notice of denial of claim is received by the Claimant, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Administrator a written request therefor, which request shall contain the following information:

      (a) the date on which the notice of denial of claim was received by the Claimant;

      (b) the date on which the Claimant's request was filed with the Administrator; provided, however, that the date on which the Claimant's request for review was fact filed with the Administrator shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this clause
            b);

      (c) the specific portions of the denial of his claim which the Claimant requests the Administrator to review;

      (d) a statement by the Claimant setting forth the basis upon which he believes the Administrator should reverse its previous denial of his claim for benefits and accept his claim as made;

      (e)   whether the Claimant desires a hearing on the claim; and

      (f) any written material (included as exhibits) which the Claimant desires the Administrator to examine in its consideration of his position as stated pursuant to clause (d).

      If the Claimant has requested a hearing on the claim, such hearing shall be held within thirty (30) days after the date determined pursuant to clause (b) hereof. Within sixty (60) days of the date determined pursuant to clause (b) hereof (or, if special circumstances or the request for a hearing require an extension of time, within ninety (90) days of such date), the Administrator shall conduct a full and fair review of the decision denying the Claimant's claim for benefits and shall deliver its decision to the Claimant in writing. Such written decision shall set forth the specific reasons for the decision, including references to the specific provisions of this Supplemental Plan which were relied upon. The decision will be final and binding on all persons concerned.

                   SECTION 3 - ELIGIBILITY AND PARTICIPATION

3.1 A Covered Employee may participate in the Supplemental Plan only as provided under Sections 3.2 and 3.3 and only if such Covered Employee may be considered management or highly compensated.

3.2 Any Covered Employee who was considered an eligible Employee under the Supplemental Plan as of December 30, 1995 and any former Covered Employee who is receiving a benefit (or entitled to receive a benefit) from the Supplemental Plan shall be considered Participants as of December 31, 1995. Effective on and after December 31, 1995, any Covered Employee who enters Executive Service shall become a Participant in this Supplemental Plan (if not already a Participant under Section 3.3) as of the January 1 of the calendar year next following the calendar year in which the Employee enters Executive Service. A Covered Employee who satisfies the foregoing criteria of this Section 3.2 shall participate in the Supplemental Retirement Income Benefit provisions of this Supplemental Plan. The Administrator shall be responsible for identifying those Covered Employees who satisfy the criteria of this Section 3.2 and the time at which such criteria are satisfied. Notwithstanding the foregoing, a Participant (or his surviving spouse or Beneficiary) may become eligible for a Supplemental Retirement Income Benefit only in the event that:

      (a)   such Participant is vested under the Basic Plan:

      (b) such Participant (or his surviving spouse or Beneficiary) is entitled to receive a benefit under the Basic Plan.

      (c) prior to his termination of employment with all Employers. such Participant has become vested in the Supplemental Retirement Income Benefit pursuant to the following schedule:

      Years of Executive Service                        Vested Percentage
      --------------------------                        -----------------
               Less than 1                                        0%
               1 but less than 2                                 20%
               2 but less than 3                                 40%
               3 but less than 4                                 60%
               4 but less than 5                                 80%
               5 or more                                        100%

            provided, however, that in the event a Participant has satisfied, prior to January 1,

            1996, all criteria for a normal retirement pension, early retirement pension or disability retirement pension under the terms of the Basic Plan, such Participant shall be treated as being 100 % vested under the above schedule; and

      (d) such Participant's termination of employment with all Employers is either:

            (i)   also a termination from Executive Service; or

            (ii) a termination occurring within twelve months after the Participant transfers from, or otherwise leaves, Executive Service.

3.3 Effective for periods on and after January 1, 1996, any Covered Employee whose benefit under the Basic Plan is limited on account of restrictions imposed for any year by Sections 401(a)(17) and/or 415 of the Code shall become a Participant in this Supplemental Plan (if not already a Participant under Section 3.2) as of the later of the December 31 of the Plan Year in which his Basic Plan benefit is first so limited or January 1, 1996. Notwithstanding his status as a Participant or non-Participant under Section 3.2, a Covered Employee who satisfies the foregoing criteria of this Section 3.3 shall participate in the Restoration Benefit provisions of this Supplemental Plan. The Administrator shall be responsible for identifying those Covered Employees whose Basic Plan benefits are limited in accordance with the foregoing, the time at which such limitations may first apply to said Employees and the extent to which such limitations do apply. Notwithstanding the foregoing. a Participant (or his surviving spouse or Beneficiary) may become eligible for a Restoration Benefit only in the event that:

      (a) such Participant (or his surviving spouse or Beneficiary) is entitled to receive a benefit under the Basic Plan;

      (b) payment of such Basic Plan benefit is restricted by the application of Section 401 (a)(l7) and/or Section 415 of the Code; and

      (c) such individual is not entitled to a Supplemental Retirement Income Benefit hereunder.

                SECTION 4 - AMOUNT OF SUPPLEMENTAL PLAN BENEFITS

4.1 The monthly Supplemental Retirement Income Benefit determined with respect to a Participant who satisfies the provisions of Section 3.2 hereof, and which is paid in accordance with Section 5, shall be the Actuarial Equivalent of the product of (i) the excess, if any, of (a) over (b) below, and (ii) the percentage determined under (c) below, where:

      (a) equals the monthly benefit which would have been payable to such Participant, or on his behalf, to his surviving spouse or other Beneficiary or Beneficiaries under the Basic Plan assuming for this purpose that the following modifications were a part of the Basic
            Plan:

            (i) "Compensation" shall be as defined in the Basic Plan provided that

                  (A) all otherwise current compensation which is deferred at the Participant's election under any qualified or nonqualified deferred compensation plan or annuity arrangement shall be includable in "Compensation"; and

                  (B) "Compensation" (as defined in accordance with the foregoing) shall be determined without regard to the annual limitation on compensation set forth in action 401(a)( 17) of the Code;

            (ii) "Final Average Earnings" shall be equal to 1/24th of the aggregate compensation received by the Participant during the twenty-four consecutive calendar months as a Covered Employee which produces the greatest aggregate Compensation out of the one hundred twenty calendar month period ending on the earlier of the date on which the Participant retires or terminates employment with all Employers or the date on which the Participant is no longer considered a Covered Employee;

            (iii) the monthly benefit under the Basic Plan shall be equal to 60
                  % of Final Average Earnings, reduced proportionately if the Participant's years of Credited Service are less than 30 years or 25 years, whichever limitation applied to the Participant under the provisions of Section 6.1 of the Basic Plan as in effect on December 30, 1989; and

            (iv) the monthly benefit under the Basic Plan is accrued in the normal form of ten-year certain and life thereafter annuity.

      (b) equals the aggregate of monthly benefits payable to such Participant, or on his behalf, to his surviving spouse or other Beneficiary or Beneficiaries under the Basic Plan and under any other qualified or nonqualified (funded or unfunded) defined benefit retirement plan sponsored by an Employer; provided, however, that for purposes of this offset, such monthly benefits which are payable in a form other than that of a ten-year certain and life thereafter annuity shall be converted to a monthly benefit which is the Actuarial Equivalent of a ten-year certain and life thereafter annuity.

      (c) equals the Participant's vested percentage determined in accordance with Section 3.2(c) hereof.

4.2 The monthly Restoration Benefit determined with respect to a Participant who satisfies the provisions of Section 3.3 hereof, and which is paid in accordance with Section 5, shall be the Actuarial Equivalent of the excess, if any, of (a) over (b), where:

      (a) equals the monthly benefit which would have been payable under the form of a single life annuity to such Participant, or on his behalf, to his surviving spouse or other Beneficiary or Beneficiaries under the Basic Plan, if the provisions of the Basic Plan were administered without regard to the annual limitation on compensation set forth in Section 401(a)(17) of the Code and without regard to the limitations on benefits set forth in Sections 4l5(b) and (e) of the Code; and

      (b) equals the monthly benefit which is payable under the form of a single life annuity to such Participant, or on his behalf, to his surviving spouse or other beneficiary or Beneficiaries under the Basic Plan.

      The Restoration Benefits payable under the Supplemental Plan to, or on behalf of, Participant shall be computed in accordance with the foregoing and with the objective that the Participant, his surviving spouse or other Beneficiary or Beneficiaries, should receive under the Supplemental Plan and the Basic Plan, the total amount which would otherwise have been payable to that recipient solely under the Basic Plan, as of the date payment is made, had the provisions of Section 401(a)(17) and Section 415 of the Code not been applicable thereto:

4.3 Notwithstanding any provision of this Supplemental Plan to the contrary, the Supplemental Plan Benefits provided under Sections 4.1 and 4.2 shall be determined and coordinated by the Administrator so as to prevent any duplication of Supplemental Plan Benefits or duplication of benefits provided by any other plan or program sponsored by an Employer which is intended to supplement the Basic Plan or any individual agreement between the Participant and an Employer providing for retirement benefits. For purposes of this Section 4.3, any benefits provided under individual deferred compensation contracts and annuities or the Erie Insurance Group Supplemental 401(k) Plan are not intended to supplement the Basic Plan.

4.4 Unless otherwise specifically provided in this Supplemental Plan, a Participant who retired or terminated employment under the provisions of the Supplemental Plan as in effect prior to December 31, 1995, and who is not thereafter rehired, shall continue to receive, or be eligible to receive, benefits under this Supplemental Plan in accordance with the provisions of the Supplemental Plan document as in effect prior to December 31, 1995.

                      SECTION 5 - COMMENCEMENT AND FORM OF

                           SUPPLEMENTAL PLAN BENEFITS

      Subject to the following provisions of this Section 5, the Supplemental Plan benefits hereunder shall become payable to a Participant, surviving spouse or Beneficiary as of the date upon which such Participant, spouse or Beneficiary first begins to receive retirement (or survivor) benefit payments under the Basic Plan and shall be subject to the same eligibility conditions and reductions for early commencement as are applied to the corresponding benefits under the Basic Plan. Such Supplemental Plan Benefits shall be payable in the form of payment under which Basic Plan benefits are made to such Participant, spouse or Beneficiary; provided however, that in the event a surviving spouse or Beneficiary is entitled to receive Supplemental Plan Benefits as a result of the death of a Participant, the Administrator may, in its discretion, pay such benefit in the form of a lump sum.

      Each form of payment provided hereunder shall be the Actuarial Equivalent of the Participant's Supplemental Plan Benefits determined under the normal form of a ten-year certain and life thereafter annuity (Supplemental Retirement Income benefit) or a single life annuity (Restoration Benefit).

                    SECTION 6 - AMENDMENT AND DISCONTINUANCE

      The Company expects to continue the Supplemental Plan indefinitely, but reserves the right to amend or discontinue the Supplemental Plan at any time, if, in its sole judgment, such amendment or discontinuance is necessary or desirable. Any such amendment or discontinuance shall be made pursuant to a resolution of the Board of Directors of the Company and shall be effective as of the date specified in such resolution. No amendment or discontinuance of the Supplemental Plan shall directly or indirectly deprive any Participant, surviving spouse or Beneficiary of all or any portion of the Supplemental Plan Benefits earned by the Participant as of the date of amendment or discontinuance (based upon the Participant's age, compensation and service as of the date of such amendment or discontinuance). In the event of a discontinuance of the Supplemental Plan, the Company (or any transferee, or successor entity of the Company) shall be obligated to pay benefits to Participants, surviving spouses and Beneficiaries at such time or times and in such forms as provided under the terms of the Supplemental Plan.

                           SECTION 7 - MISCELLANEOUS

7.1 No Effect on Employment Rights. Nothing contained herein shall be construed as creating any contract of employment between any Employer or Affiliate and any Participant nor shall any provision hereof confer upon any Participant the right to be retained in the service of any Employer or Affiliate nor limit the right of any Employer or Affiliate to discharge or otherwise deal with Participants without regard to the existence of the Supplemental Plan.

7.2 Plan Unfunded. Notwithstanding any provision herein to the contrary, this Supplemental Plan is intended to constitute an unfunded plan described in
      Section 201(2) of ERISA and the benefits offered hereunder shall constitute nothing more than an unfunded, unsecured promise by the Company to pay benefits determined hereunder which are accrued by Participants while such Participants are employed by the Company or other Employers Prior to commencement of Supplemental Plan Benefits to a Participant, surviving spouse or Beneficiary in accordance with the terms hereof, no provision shall be made with respect to segregating any assets of an Employer for payment of any benefits hereunder. To the extent any benefits provided under this Supplemental Plan are actually paid from a source other than the Company, neither the Company nor any other Employer shall have any further obligation therefor, but to the extent not so paid, such benefits shall remain the obligations of, and shall be paid by, the Company. No Participant, surviving spouse, Beneficiary or any other person shall have any interest in any particular assets of the Company or an Affiliate by reason of the right to receive a benefit under the Supplemental Plan and any such Participant, surviving spouse, Beneficiary or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Supplemental Plan. Nothing contained in the Supplemental Plan shall constitute a guaranty by the Company, any Affiliate, or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder. All expenses and fees incurred in the administration of the Supplemental Plan shall be paid by the Employers.

7.3 Binding on Company, Participants and their Successors. The Supplemental Plan shall be binding upon and inure to the benefit of the Employers, their successors and assigns and Participants and their heirs, executors, administrators and legal representatives. In the event of the merger or consolidation of the Company with or into any other corporation, or in the event substantially all of the assets of the Company shall be transferred to another corporation, the successor corporation resulting from the merger or consolidation, or the transferee of such assets, as the case may be, shall, as a condition to the consummation of the merger, consolidation or transfer, assume the obligations of the Company hereunder and shall be substituted for the Company hereunder.

7.4 Spendthrift Provisions. The interest of a Participant or his Surviving spouse or Beneficiary under the Supplemental Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, either voluntarily or involuntarily, prior to actual receipt thereof by the payee; any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such interest herein prior to such receipt shall be void. Supplemental Plan Benefits shall not be subject to garnishment, attachment or other legal or equitable process nor shall they be an asset in bankruptcy; provided, however, that no amount shall be payable from this Supplemental Plan to a Participant, or any person claiming by or through a Participant, unless and until any and all amounts representing debts or other obligations owed to any Employer by the Participant have been fully paid and satisfied. Neither the Company nor any Employer or

      Affiliate shall be liable in any manner for or subject to the debts, contracts, liabilities, torts or engagements of any person entitled to any benefit under the Supplemental Plan.

7.5 Disclosure. Each Participant, upon his written request, shall receive a copy of the Supplemental Plan and the Administrator will make available for inspection by any Participant a copy of any written rules and regulations used by the Administrator in administering the Supplemental Plan.

7.6 State Law. The Supplemental Plan is established under and will be construed according to the laws of the Commonwealth of Pennsylvania to the extent that such laws are not preempted by the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

7.7 Incapacity of Recipient. In the event a Participant, surviving spouse or Beneficiary is declared incompetent and a guardian, conservator or other person legally charged with the care of his person or of his estate is appointed, any benefits under the Supplemental Plan to which such Participant, spouse or Beneficiary is entitled shall be paid to such guardian, conservator or other person legally charged with the care of his person or his estate. Except as provided hereinabove, when the Administrator, in its sole discretion, determines that a Participant, surviving spouse or Beneficiary is unable to manage his financial affairs, the Administrator may direct the Company to make distribution(s) to any one or more of the spouse, lineal ascendants or descendants or other closest living relatives of such Participant, spouse or Beneficiary who demonstrates to the satisfaction of the Administrator the propriety of making such distribution(s). Any payment so made shall be in complete discharge of any liability under the Supplemental Plan for such payment. The Administrator shall not be required to see to the application of any such distribution made as provided above.

7.8 Unclaimed Benefit. Each Participant shall keep the Administrator informed of his current address. The Administrator shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Administrator within three years after the date on which any payment of the Participant's benefit hereunder may be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, whichever occurs first, the Administrator is unable to locate the spouse or any Beneficiary of the Participant, any Supplemental Plan Benefits held for a Participant, surviving spouse or Beneficiary shall be forfeited.

7.9 Elections, Applications, Notices. Every direction, revocation or notice authorized or required hereunder shall he deemed delivered to the Company or the Administrator as the case may be: (a) on the date it is personally delivered to the Administrator at the Company's executive offices at 100 Erie Insurance Place, Erie, Pennsylvania 16530 or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Administrator at the offices indicated above, and shall be deemed delivered to a Participant, surviving spouse or Beneficiary: (a) on the date it is personally delivered to such individual, or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to such individual at the last address shown for him on the Company's records. Any notice required hereunder may be waived by the person entitled thereto.

7.10 Counterparts. This Supplemental Plan may be executed in any number of counterparts, each of which shall be considered as an original, and no other counterparts need be produced.

7.11 Severability. In the event any provision of this Supplemental Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Supplemental Plan. This Supplemental Plan shall be construed and enforced as if such illegal or invalid provision had never been contained herein.

7.12 Headings. The headings of Sections of this Supplemental Plan are for convenience of reference only and shall have no substantive effect on the provisions of this Supplemental Plan.

Executed at Erie, Pennsylvania this 20th day, of December, 1995, effective December 31, 1995.

                                   ERIE INDEMNITY COMPANY
                                   By: /s/ John M. Petersen
                                      ----------------------------------------
                                      John M. Petersen

                                   Title:  President and Chief Executive Officer

ATTEST:

/s/ J. R. Van Gorder
-------------------------------
J. R. Van Gorder
Executive Vice President,
  Secretary and General Counsel